UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 26, 2009
Date of Report (Date of earliest event reported)
Allied Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
1919 Pennsylvania Avenue, N.W.,
Washington, District of Columbia 20006
(Address of principal executive offices and zip code)
(Registrant’s telephone number, including area code) 202-721-6100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On October 26, 2009, Allied Capital Corporation, a Maryland corporation (“Allied Capital”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ares Capital Corporation, a Maryland corporation (“Ares Capital”), and ARCC Odyssey Corp., a Maryland corporation and wholly-owned subsidiary of Ares Capital (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Allied Capital, with Allied Capital as the surviving company (the “Merger”). Immediately following the Merger, Allied Capital will merge with and into Ares Capital.
          Upon consummation of the Merger, each share of common stock, par value $0.0001 per share, of Allied Capital issued and outstanding immediately prior to the effective time of the Merger will be converted into and become exchangeable for 0.325 common shares, par value $0.001 per share, of Ares Capital. Based on the number of shares of Allied common stock outstanding on the date of the Merger Agreement and not including the effect of outstanding in-the-money options, this will result in approximately 58.3 million Ares Capital shares being exchanged for approximately 179.4 million outstanding Allied Capital shares, subject to adjustment in certain limited circumstances.
          Following consummation of the transactions contemplated by the Merger Agreement, Ares Capital’s Board of Directors will continue as directors of Ares Capital. However, Ares Capital’s Board of Directors will be increased by at least one member and Ares Capital will submit the name of one member of Allied Capital’s current Board of Directors for consideration to Ares Capital’s Nominating and Governance Committee to fill the vacancy.
          The Merger Agreement, which is included as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference, contains (a) customary representations and warranties of Allied Capital and Ares Capital, including, among others: corporate organization, capitalization, corporate authority and absence of conflicts, third party and governmental consents and approvals, reports and regulatory matters, financial statements, compliance with law and legal proceedings, absence of certain changes, taxes, employee matters, intellectual property, insurance, investment assets and certain contracts, (b) covenants of Allied Capital and Ares Capital to conduct their respective businesses in the ordinary course until the Merger is completed and (c) covenants of Allied Capital and Ares Capital not to take certain actions during this interim period.
          Among other things, Allied Capital has agreed to, and will cause its affiliates, consolidated subsidiaries, and its and each of their respective officers, directors, managers, employees and other advisors, representatives and agents to, immediately cease and cause to be terminated all discussions and negotiations with respect to a “Takeover Proposal” (as defined in the Merger Agreement) from a third party and not to directly or indirectly solicit or take any other action (including providing information) with the intent to solicit any inquiry, proposal or offer with respect to a Takeover Proposal.
          However, if Allied Capital receives a bona fide unsolicited Takeover Proposal from a third party, and its Board of Directors determines in good faith, after consultation with reputable outside legal counsel and financial advisers experienced in such matters, that failure to consider such proposal would breach the duties of the directors under applicable law, and the Takeover Proposal constitutes or is reasonably likely to result in a “Superior Proposal” (as defined in the Merger Agreement), Allied Capital may engage in discussions and negotiations with such third party so long as certain notice and other procedural requirements are satisfied. In addition, subject to certain procedural requirements (including the ability of Ares Capital to revise its offer) and the payment of a $30 million termination fee, Allied Capital may terminate the Merger Agreement and enter into an agreement with a third party who makes a Superior Proposal.
          The representations and warranties of each party set forth in the Merger Agreement (a) have been qualified by confidential disclosures made to the other party in connection with the Merger Agreement, (b) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after the Merger is consummated, (c) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) may have been included in the Merger Agreement for the purpose of allocating risk between Allied Capital and Ares Capital rather than establishing matters as facts.

          Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Merger that will be contained in the joint proxy statement/prospectus that the parties will be filing in connection with the Merger as well as in the Forms 10-K, Forms 10-Q and other filings that each of Allied Capital and Ares Capital make with the Securities and Exchange Commission (“SEC”).
          Consummation of the Merger, which is currently anticipated to occur by the end of the first quarter of 2010, is subject to certain conditions, including, among others, Allied Capital stockholder approval, Ares Capital stockholder approval, required regulatory approvals (including expiration of the waiting period under the Hart-Scott-Rodino Act), receipt of certain Ares Capital and Allied Capital lender consents and other customary closing conditions.
          The Merger Agreement also contains certain termination rights for Allied Capital and Ares Capital and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Allied Capital may be required to pay Ares Capital a termination fee of $30 million ($15 million if Allied Capital stockholders do not approve the Merger) and Ares Capital may be required to pay Allied Capital a termination fee of $30 million.
          The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this current report on Form 8-K by reference. The exhibits and schedules to the Merger Agreement have been omitted from the attached Exhibit 2.1. Upon request, Allied Capital shall furnish supplementally a copy of any omitted schedule or exhibit to the SEC.
          In a separate transaction on October 26, 2009, Ares Capital reached an agreement to acquire Allied Capital’s interests in its Senior Secured Loan Fund LLC (the “SL Fund,” formerly known as the Unitranche Fund) for $165 million in cash. The SL Fund currently holds “unitranche loans” totaling approximately $900 million. The SL Fund acquisition is expected to close by the end of October and is subject to completion of final documentation and satisfaction of closing conditions.
          On October 26, 2009, Allied Capital and Ares Capital issued a joint press release announcing the entry into the Merger Agreement and that they reached an agreement for Ares Capital to acquire Allied Capital’s interests in the SL Fund. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference hereto.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
          This communication is being made in respect of the proposed business combination involving Ares Capital and Allied Capital. In connection with the proposed transaction, Ares Capital plans to file with the SEC a Registration Statement on Form N-14 that includes proxy statements of Ares Capital and Allied Capital and that also constitutes a prospectus of Ares Capital. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Ares Capital and Allied Capital, respectively. INVESTORS AND SECURITY HOLDERS OF ARES CAPITAL AND ALLIED CAPITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
          Investors and security holders will be able to obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by each of Ares Capital and Allied Capital through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained on Ares Capital’s website at www.arescapitalcorp.com and on Allied Capital’s website at www.alliedcapital.com.

PROXY SOLICITATION
          Ares Capital, Allied Capital and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Ares Capital and Allied Capital stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital and Allied Capital stockholders in connection with the proposed acquisition will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC. You can find information about Ares Capital’s executive officers and directors in its definitive proxy statement filed with the SEC on March 9, 2009. You can find information about Allied Capital’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2009. You can obtain free copies of these documents from Ares Capital and Allied Capital in the manner set forth above.
Forward-Looking Statements
          Information set forth in this current report on Form 8-K contains forward-looking statements, which involve a number of risks and uncertainties. Allied Capital and Ares Capital caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Allied Capital and Ares Capital, including, among others, future financial and operating results, Ares Capital’s plans, objectives, expectations and intentions and other statements that are not historical facts.
          The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Allied Capital stockholders and Ares Capital stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; and disruption from the transaction making it more difficult to maintain relationships with Allied Capital’s and Ares’ Capital’s private equity sponsors. Additional factors that may affect future results are contained in Allied Capital’s and Ares Capital’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. Allied Capital and Ares Capital disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.
Item 9.01 Financial Statements and Exhibits
          (a) Not applicable.
          (b) Not applicable.
          (c) Not applicable.
          (d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger

99.1	Press release dated October 26, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 30, 2009		Allied Capital Corporation
	By:	/s/ Penni F. Roll
		Name:	Penni F. Roll
		Title:	Chief Financial Officer